Exhibit A-3

CLECO CORPORATION
Balance Sheet - Consolidating
December 31, 2003
(Unaudited)

		Cleco Corporation	Cleco Support Group LLC		Cleco Midstream Consolidated	Cleco Innovations Consolidated			Cleco Corporation Consolidated
				Cleco Power LLC			CLE Resources Inc	Eliminations and Reclassifications
	#

ASSETS

Current assets
Cash and cash equivalents		$ 24,219,539	$ -	$ 70,989,921	$ 2,265	$ -	$ 168,839	$ -	$ 95,380,564
Restricted cash, current portion		-	-	-	6,668,000	-	-	-	6,668,000
Customer accounts receivable		-	-	25,512,938	3,144,305	-	-	(1)	28,657,242
Accounts receivable - affiliate		37,593,374	6,974,356	17,052,332	58,084,532	153,042	883,976	(120,741,612)	-
Other accounts receivable		19,618	226,260	18,733,030	9,247,151	-	7,223	-	28,233,282
Notes receivable - affiliate		238,252,455	-	-	-	-	-	(238,252,455)	-
Taxes receivable		34,610,960	-	-	340,506	-	-	(12,824,013)	22,127,453
Unbilled revenue		-	-	17,208,306	6,450,155	-	-	-	23,658,461
Fuel inventory		-	-	15,719,012	-	-	-	-	15,719,012
Materials inventory		-	-	13,476,766	3,871,468	-	-	-	17,348,234
Margin deposits		-	-	477,125	-	-	-	-	477,125
Risk management asset		-	-	965,600	1,322,360	-	-	(965,600)	1,322,360
Accumumulated current deferred taxes, net		-	-	2,352,900	748,182	-	-	(1,556,914)	1,544,168
Other current assets		7,020,551	-	4,261,551	76,352	905,129	-	1	12,263,584
Total current assets		341,716,497	7,200,616	186,749,481	89,955,276	1,058,171	1,060,038	(374,340,594)	253,399,485

Property, plant & equipment
Property, plant & equipment		-	5,795,175	1,692,815,240	420,147,245	756,938	-	-	2,119,514,598
Accumulated depreciation		-	(2,600,377)	(732,334,306)	(44,219,260)	-	-	1	(779,153,942)
Net property, plant & equipment		-	3,194,798	960,480,934	375,927,985	756,938	-	1	1,340,360,656
Construction work-in-progress		-	2,054,382	68,223,650	6,191,434	236,226	-	1	76,705,693
Total property, plant & equipment		-	5,249,180	1,028,704,584	382,119,419	993,164	-	2	1,417,066,349

Investment in subsidiary
Investment consolidated		280,661,694	-	-	-	-	-	(280,661,694)	-
Investment equity		-	-	-	264,072,740	-	-	-	264,072,740
Total investment in subsidiary		280,661,694	-	-	264,072,740	-	-	(280,661,694)	264,072,740

Other assets
Prepayments		2,114,906	337,684	9,033,400	1,246,322	-	-	(1)	12,732,311
Operating lease asset		-	-	-	14,701,226	-	-	-	14,701,226
Restricted cash, less current portion		-	-	-	34,594,118	-	-	-	34,594,118
Regulatory assets-deferred taxes		-	-	93,141,783	-	-	-	-	93,141,783
Other deferred charges		2,378,403	2,012,546	61,286,373	3,970,868	-	-	69,758	69,717,948
Accumulted long-term deferred income taxes, net		2,381,430	2,607,527	-	-	-	2,451	(4,991,408)	-
Total other assets		6,874,739	4,957,757	163,461,556	54,512,534	-	2,451	(4,921,651)	224,887,386

Total Assets		$ 629,252,930	$ 17,407,553	$ 1,378,915,621	$ 790,659,969	$ 2,051,335	$ 1,062,489	$ (659,923,937)	$ 2,159,425,960

Liabilities

Current liabilities
Short-term debt		$ 50,000,000	$ -	$ -	$ 150,786,916	$ -	$ -	$ -	$ 200,786,916
Short-term debt - affiliate		-	703,795	-	236,693,509	855,171	-	(238,252,475)	-
Long-term due in one year		-	-	-	4,918,000	-	-	-	4,918,000
Accounts payable		601,717	2,687,105	69,455,627	9,469,317	100,672	-	-	82,314,438
Retainage		-	-	162,000	7,462,641	-	-	-	7,624,641
Accrued payroll		-	600,944	1,404,436	136,096	-	-	-	2,141,476
Accounts payable - affiliate		76,590,823	2,905,782	24,693,923	15,703,488	38,421	739,417	(120,671,854)	-
Customer deposit		-	-	21,364,148	17,500	-	-	-	21,381,648
Taxes accrued		-	195,036	11,215,829	-	306,661	1,106,487	(12,824,013)	-
Interest accrued		2,087,760	-	7,618,813	6,030,076	-	-	(69,738)	15,666,911
Accumulated deferred fuel - liability		-	-	6,579,406	-	-	-	-	6,579,406
Risk management liability		-	-	-	1,322,360	-	-	(965,600)	356,760
Accumulated current deferred taxes, net		1,129,249	411,162	-	-	16,503	-	(1,556,914)	-
Other current liabilities		2,582,672	-	1,201,631	-	1	-	-	3,784,304
Total current liabilities		132,992,221	7,503,824	143,695,813	432,539,903	1,317,429	1,845,904	(374,340,594)	345,554,500

Deferred credits
Accumulated long-term deferred income taxes, net		-	-	313,870,894	15,747,350	60,619	-	(4,991,407)	324,687,456
Accumulated deferred investment tax credit		-	-	19,015,472	-	-	-	-	19,015,472
Other deferred credits		374,776	11,998,232	45,892,322	3,164,982	3,402	140,000	69,733	61,643,447
Total deferred credits		374,776	11,998,232	378,778,688	18,912,332	64,021	140,000	(4,921,674)	405,346,375

Long-term debt, net		200,000,000	-	410,575,617	296,482,000	-	-	-	907,057,617

Total liabilities		333,366,997	19,502,056	933,050,118	747,934,235	1,381,450	1,985,904	(379,262,268)	1,657,958,492

Equity

Preferred stock
Not subject to mandatory redemption		25,323,804	-	-	-	-	-	-	25,323,804
Deferred stock - preferred stock held by ESOP		(6,606,993)	(57)	-	-	-	-	(1)	(6,607,051)
Total preferred stock		18,716,811	(57)	-	-	-	-	(1)	18,716,753

Common stock & members' equity
Common stock		47,299,119	-	-	-	-	-	-	47,299,119
Premium on capital stock		155,727,489	-	-	-	-	-	-	155,727,489
Capital stock expense		(531,708)	-	-	-	-	-	-	(531,708)
Members' equity		-	(253,838)	447,337,838	42,990,454	872,570	(923,415)	(184,961,668)	305,061,941
Retained earnings		77,167,117	-	-	-	-	-	(95,700,000)	(18,532,883)
Other comprehensive income		-	(1,840,608)	(1,472,335)	(264,720)	(202,685)	-	-	(3,780,348)
Treasury stock		(2,492,895)	-	-	-	-	-	-	(2,492,895)
Total common stock & members' equity		277,169,122	(2,094,446)	445,865,503	42,725,734	669,885	(923,415)	(280,661,668)	482,750,715

Total equity		295,885,933	(2,094,503)	445,865,503	42,725,734	669,885	(923,415)	(280,661,669)	501,467,468

Total Liabilities & Equity		$ 629,252,930	$ 17,407,553	$ 1,378,915,621	$ 790,659,969	$ 2,051,335	$ 1,062,489	$ (659,923,937)	$ 2,159,425,960